UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 28, 2014 (August 27, 2014)

EUROSITE POWER INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-54484	27-5250881
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 522-6000
(Registrant’s telephone number, including area code)

_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

____________________________________________________________________________________________________________________________________________________________________________________________________________

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2014, Eurosite Power Inc. (the "Company") granted 200,000 nonqualified options to purchase shares of its common stock (the "Options") to Paul Hamblyn, an Officer of the Company. The Options have an exercise price of $0.52. The Options have a vesting schedule of 4 years and expire in 10 years. The grant of the Options and the Options themselves are subject to the Company's Stock Option Agreement (the "Agreement") the Company's 2011 Stock Incentive Plan (the "Plan"). The Plan and a form of the Agreement are attached as exhibits.

The summary of the transaction set forth above does not purport to be complete. This summary is qualified in its entirety by reference to the full text of attached Exhibits 4.1 and 10.1.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit Description
4.1	Form of Eurosite Power Inc. Stock Option Agreement.
10.1
EuroSite Power Inc. 2011 Stock Incentive Plan, as amended on June 13, 2011 (incorporated by reference  to Exhibit 10.4 to the Company’s Form 10, as amended, originally filed with the SEC on August 16, 2011).

FORWARD-LOOKING STATEMENTS

This current report and its exhibit contains forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. For example, we are using forward-looking statements when we discuss the use of net proceeds of the private placement. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements, including as disclosed in the Company's SEC filings. The statements in this current report are made as of the date of this report. The Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 28, 2014	EUROSITE POWER INC.
By: /s/ Barry Sanders
Barry Sanders, Chief Executive Officer

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